Exhibit 99.1

Independent Bank Corp. Reports Fourth Quarter Net Income of $16.0 Million

Record Operating Earnings in 2014 of $2.50

ROCKLAND, Mass.--(BUSINESS WIRE)--January 22, 2015--Independent Bank Corp. (NASDAQ: INDB), parent of Rockland Trust Company, today announced 2014 fourth quarter net income of $16.0 million, which represents an increase of 1.5% as compared to $15.7 million in the prior quarter. Diluted earnings per share remained consistent with the prior quarter at $0.66 for the fourth quarter of 2014. Net income for the full year was $59.9 million, or $2.49 on a diluted earnings per share basis, as compared to $50.3 million, or $2.18 on a diluted earnings per share basis, for the prior year.

The Company’s results contain items that the Company considers non-core, such as merger and acquisition expenses. When excluding such items, net operating earnings for the fourth quarter were $16.6 million, or $0.69 per diluted share, versus the prior quarter’s net operating earnings of $16.2 million, or $0.67 per diluted share, representing increases of 2.5% and 3.0%, respectively. Net operating earnings for 2014 were $59.9 million, or $2.50 on a diluted earnings per share basis, an increase of 8.6% and 4.6%, respectively, when compared to net operating earnings of $55.2 million, or $2.39 per diluted share in 2013.

“Our discipline and focus continues to deliver outstanding results ~ despite a challenging operating environment, 2014 was a record year for earnings due to the teamwork and devotion of my Rockland Trust colleagues,” said Christopher Oddleifson, President and Chief Executive Officer of Independent Bank Corp. and Rockland Trust Company. “We are positioned to sustain organic growth, and have the anticipated closing of Peoples Federal Bancshares acquisition on our horizon. We look forward to deepening and expanding customer relationships in 2015 as we expand in and around Boston and in the other markets we serve.”

BALANCE SHEET

Total assets of $6.4 billion at December 31, 2014 decreased by $19.5 million, or 0.3%, from the prior quarter and increased by $265.7 million, or 4.4%, as compared to the year ago period.

Total loans of $5.0 billion at December 31, 2014 increased by $22.9 million during the fourth quarter, or 1.8%, on an annualized basis, and by $252.4 million, or 5.4%, when compared to the year ago period. Ongoing growth in the commercial real estate, commercial and industrial and small business portfolio was partly offset by slightly lower construction balances. There was also continued modest growth in the home equity portfolios due in part to successful marketing campaigns.

Total deposits of $5.2 billion at December 31, 2014 decreased by $92.0 million, or 1.7%, compared to the prior quarter, partially due to an outflow of deposits relating to the Company’s 1031 Exchange business as well as seasonal declines. Despite the fourth quarter decrease, deposit levels increased $224.0 million, or 4.5%, when compared to the year ago period. Core deposits to total deposits remained consistent with the period ended September 30, 2014, representing 87.3% of total deposits as of December 31, 2014. The overall cost of deposits declined to 0.20% and 0.21%, for the quarter and year-end periods, down one and two basis points, respectively, from the prior quarter and year ago periods.

The securities portfolio decreased from the prior quarter by $9.9 million to $724.0 million at December 31, 2014, due to paydowns and the sale of approximately $4.4 million of low-balance mortgage-backed securities. The securities portfolio comprised 11.4% of total assets as of December 31, 2014.

Stockholders’ equity at December 31, 2014 rose to $640.5 million, an increase of 2.1% from the prior quarter. Compared to the year ago period, stockholders’ equity has increased by $49.0 million, or 8.3%. The strong growth in capital led to an increase in the Company’s tangible book value per share, which increased by $0.52, or 2.8% during the fourth quarter to $19.18. The Company’s tangible common ratio of 7.44% also reflected a strong increase from the prior quarter.

NET INTEREST INCOME

Net interest income increased to $49.8 million for the fourth quarter as compared to $49.6 million in the linked quarter, reflective of higher earning asset levels. During the fourth quarter, the Company’s net interest margin remained consistent with the prior quarter at 3.42%, as earning asset yield and total funding cost were essentially stable.

NONINTEREST INCOME

The Company recorded noninterest income of $18.5 million during the fourth quarter, which represents a $1.4 million, or 8.0%, increase from the linked quarter. Significant changes in noninterest income in the fourth quarter compared to the third quarter included the following:

  Deposit account fees and interchange and ATM fees decreased by $141,000, or 1.8%, mainly due to lower transaction activity.
  Investment management income decreased by $129,000, or 2.6%. Full year income rose by 16.7% to $19.6 million and assets under administration of $2.5 billion were 9.4% above prior year levels.
  The cash surrender value of life insurance policies increased $137,000, or 17.7%, due to dividends received on certain policies.
  Loan level derivative income increased $645,000, due to increased volume.
  Other noninterest income was up $874,000, or 46.5%, mainly due to capital gain distributions of $403,000 on the Company’s equity security portfolio, an increase of $248,000 in income on Community Reinvestment Act investments and a gain of $121,000 on the sale of nonequity securities during the quarter.

NONINTEREST EXPENSE

The Company recorded noninterest expense of $44.3 million during the fourth quarter, which represents a $1.8 million, or 4.1%, increase from the prior quarter. Significant changes in noninterest expense in the fourth quarter compared to the third quarter included the following:

  Salaries and employee benefits increased $820,000, or 3.5%, due primarily to an increase in performance based incentive compensation.
  Occupancy and equipment expense increased $320,000, or 6.4%, due to costs associated with exiting a lease and increased office equipment expense.
  The Company incurred an additional $586,000 in merger and acquisition costs related to the previously announced Peoples Federal Bancshares acquisition that is expected to close in the first quarter of 2015.
  Other noninterest expenses increased by $745,000, or 6.7%, as the Company experienced higher costs related to loan workouts, sales tax audit, printing, debit cards, investment management systems, legal, and consulting. These increases were offset by a decrease in marketing expenses of $614,000 due to the timing of various initiatives.

The Company generated a return on average assets and a return on average common equity of 0.99% and 9.93%, respectively, in the fourth quarter, as compared to 0.99% and 9.97% in the prior quarter. On an operating basis, the return on average assets and the return on average common equity for the three months ended December 31, 2014 were 1.02% and 10.29%, respectively, as compared to 1.01% and 10.23%, respectively, for the prior quarter.

ASSET QUALITY

All asset quality metrics remained strong during the fourth quarter, due to the Company’s ongoing credit discipline and prudent resolution of problem loans. For the fourth quarter, total net charge-offs were $1.7 million, or 0.13% of average loans on an annualized basis, relatively consistent with the prior quarter results. The provision for loan losses was $1.8 million for the fourth quarter, as compared to $1.9 million for the prior quarter. Nonperforming loans increased slightly during the fourth quarter by $1.4 million to $27.5 million, and represent 0.55% of total loans at December 31, 2014, as compared to 0.53% of total loans at September 30, 2014. In addition, nonperforming assets were consistent with prior quarter levels at $38.9 million at the end of the fourth quarter, as compared to $38.6 million in the prior quarter. Delinquency as a percentage of loans was 0.80% at December 31, 2014, up seven basis points from the prior quarter.

The allowance for loan losses was $55.1 million at December 31, 2014, as compared to $55.0 million at September 30, 2014. The Company’s allowance for loan losses as a percentage of loans was 1.11% at December 31, 2014 and September 30, 2014.

CONFERENCE CALL INFORMATION

Christopher Oddleifson, Chief Executive Officer and Robert Cozzone, Chief Financial Officer will host a conference call to discuss fourth quarter earnings at 10:00 a.m. Eastern Time on Friday, January 23, 2015. Internet access to the call is available on the Company’s website at www.rocklandtrust.com or via telephonic access by dial-in at 1-888-336-7153 reference: INDB. A replay of the call will be available by calling 1-877-344-7529. Replay Conference Number: 10057752 and will available through February 6, 2015. Additionally, a webcast replay will be available until January 23, 2016.

ABOUT INDEPENDENT BANK CORP.

Independent Bank Corp. has approximately $6.4 billion in assets and is the holding company for Rockland Trust Company, a full-service commercial bank headquartered in Massachusetts. Rockland Trust offers a wide range of banking, investment, and insurance services to businesses and individuals through retail branches, commercial lending offices, investment management offices, and residential lending centers located in Eastern Massachusetts and Rhode Island, as well as through telephone banking, mobile banking, and the Internet. Rockland Trust, which was named to Sandler 2014 Sm-All Stars list of top performing small-cap banks and thrifts in the country, is an FDIC Member and an Equal Housing Lender. To find out why Rockland Trust is the bank “Where Each Relationship Matters ®”, please visit www.rocklandtrust.com.

This press release contains certain “forward-looking statements” with respect to the financial condition, results of operations and business of the Company. These statements may be identified by such forward-looking terminology as “expect,” “achieve,” “plan,” “believe,” “future,” “positioned,” “continued,” “will,” “would,” “potential,” or similar statements or variations of such terms. Actual results may differ from those contemplated by these forward-looking statements.

Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements include, but are not limited to:

  a weakening in the United States economy in general and the regional and local economies within the New England region and the Company’s market area;
  adverse changes in the local real estate market;
  a further deterioration of the credit rating for U.S. long-term sovereign debt;
  acquisitions may not produce results at levels or within time frames originally anticipated and may result in unforeseen integration issues or impairment of goodwill and/or other intangibles;
  changes in, trade, monetary and fiscal policies and laws, including interest rate policies of the Board of Governors of the Federal Reserve System;
  higher than expected tax rates and any changes in and any failure by the Company to comply with tax laws generally and requirements of the federal New Markets Tax Credit program;
  unexpected changes in market interest rates for interest earning assets and/or interest bearing liabilities;
  adverse changes in asset quality including an unanticipated credit deterioration in our loan portfolio;
  unexpected increased competition in the Company’s market area;
  unanticipated loan delinquencies, loss of collateral, decreased service revenues, and other potential negative effects on our business caused by severe weather or other external events;
  a deterioration in the conditions of the securities markets;
  our inability to adapt to changes in information technology;
  electronic fraudulent activity within the financial services industry, especially in the commercial banking sector;
  adverse changes in consumer spending and savings habits;
  failure to obtain regulatory approvals necessary for the merger of Peoples Federal Bancshares with Independent Bank Corp. or to satisfy other conditions to the merger on the proposed terms and within the proposed timeframe;
  the inability to realize expected revenue synergies from the Peoples Federal Bancshares merger in the amounts or in the timeframe anticipated;
  costs or difficulties relating to the Peoples Federal Bancshares integration matters might be greater than expected;
  inability to retain customers and employees, including those of Peoples Federal Bancshares;
  the effect of new laws and regulations regarding the financial services industry including, but not limited to, the Dodd-Frank Wall Street Reform and Consumer Protection Act;
  changes in laws and regulations (including laws and regulations concerning taxes, banking, securities and insurance) generally applicable to the Company’s business;
  changes in accounting policies, practices and standards, as may be adopted by the regulatory agencies as well as the Public Company Accounting Oversight Board, the Financial Accounting Standards Board, and other accounting standard setters; and
  other unexpected material adverse changes in our operations or earnings.

The Company wishes to caution readers not to place undue reliance on any forward-looking statements as the Company’s business and its forward-looking statements involve substantial known and unknown risks and uncertainties included in the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q (“Risk Factors”). Except as required by law, the Company disclaims any intent or obligation to update publicly any such forward-looking statements, whether in response to new information, future events or otherwise. Any public statements or disclosures by the Company following this release which modify or impact any of the forward-looking statements contained in this release will be deemed to modify or supersede such statements in this release. In addition to the information set forth in this press release, you should carefully consider the Risk Factors.

This press release contains financial information determined by methods other than in accordance with accounting principles generally accepted in the United States of America (“GAAP”). Operating earnings and operating EPS, which are non-GAAP financial measures, exclude gain or loss due to items that management believes are unrelated to its core banking business and will not have a material financial impact on operating results in future periods, such as gains or losses on the sales of securities, merger and acquisition expenses, and other items. The Company’s management uses operating earnings and operating EPS to measure the strength of the Company’s core banking business and to identify trends that may to some extent be obscured by such excluded gains or losses. The Company has included information on these non-GAAP measures because management believes that investors may find it useful to have access to the same analytical tool used by management and may also find that it facilitates the comparison of the Company to other companies in the financial services industry. These non-GAAP measures should not be viewed as a substitute for operating results determined in accordance with GAAP. An item which management deems to be non-core and excludes when computing these non-GAAP measures can be of substantial importance to the Company’s results for any particular quarter or year. The Company’s non-GAAP performance measures, including operating earnings and operating EPS, are not necessarily comparable to non-GAAP performance measures which may be presented by other companies.

INDEPENDENT BANK CORP. FINANCIAL SUMMARY

				% Change	% Change
CONSOLIDATED BALANCE SHEETS	December 31,	September 30,	December 31,	Dec 2014 vs.	Dec 2014 vs.
(Unaudited dollars in thousands)	2014	2014	2013	Sept 2014	Dec 2013

Assets
Cash and due from banks	$143,342	$98,810	$168,106	45.07%	-14.73%
Interest-earning deposits with banks	34,912	126,522	48,219	-72.41%	-27.60%
Securities
Securities available for sale	348,554	361,455	356,862	-3.57%	-2.33%
Securities held to maturity	375,453	372,418	350,652	0.81%	7.07%
Total securities	724,007	733,873	707,514	-1.34%	2.33%

Loans held for sale	6,888	12,580	8,882	-45.25%	-22.45%
Loans
Commercial and industrial	860,839	842,833	784,202	2.14%	9.77%
Commercial real estate	2,347,323	2,338,641	2,249,260	0.37%	4.36%
Commercial construction	265,994	276,593	223,859	-3.83%	18.82%
Small business	85,247	81,435	77,240	4.68%	10.37%
Total commercial	3,559,403	3,539,502	3,334,561	0.56%	6.74%
Residential real estate	530,259	536,822	541,443	-1.22%	-2.07%
Home equity - 1st position	513,518	509,903	497,075	0.71%	3.31%
Home equity - subordinate positions	350,345	344,743	325,066	1.62%	7.78%
Total consumer real estate	1,394,122	1,391,468	1,363,584	0.19%	2.24%
Other consumer	17,208	16,885	20,162	1.91%	-14.65%
Total loans	4,970,733	4,947,855	4,718,307	0.46%	5.35%
Less - allowance for loan losses	(55,100)	(55,005)	(53,239)	0.17%	3.50%
Net loans	4,915,633	4,892,850	4,665,068	0.47%	5.37%
Federal Home Loan Bank stock	33,233	33,233	39,926	0.00%	-16.76%
Bank premises and equipment	64,074	64,186	64,950	-0.17%	-1.35%
Goodwill and core deposit intangible	180,306	180,871	182,642	-0.31%	-1.28%
Other assets	262,517	241,503	213,927	8.70%	22.71%
Total assets	$6,364,912	$6,384,428	$6,099,234	-0.31%	4.36%

Liabilities and Stockholders' Equity
Deposits
Demand deposits	$1,462,200	$1,493,116	$1,369,432	-2.07%	6.77%
Savings and interest checking accounts	2,108,486	2,070,617	1,940,153	1.83%	8.68%
Money market	990,160	1,066,237	933,205	-7.14%	6.10%
Time certificates of deposit	649,620	672,464	743,628	-3.40%	-12.64%
Total deposits	5,210,466	5,302,434	4,986,418	-1.73%	4.49%
Borrowings
Federal Home Loan Bank borrowings	70,080	60,127	140,294	16.55%	-50.05%
Customer repurchase agreements and other short-term borrowings	147,890	153,192	154,288	-3.46%	-4.15%
Wholesale repurchase agreements	50,000	50,000	50,000	0.00%	0.00%
Junior subordinated debentures	73,685	73,741	73,906	-0.08%	-0.30%
Subordinated debentures	65,000	30,000	30,000	116.67%	116.67%
Total borrowings	406,655	367,060	448,488	10.79%	-9.33%
Total deposits and borrowings	5,617,121	5,669,494	5,434,906	-0.92%	3.35%
Other liabilities	107,264	87,752	72,788	22.24%	47.36%
Stockholders' equity
Common stock	237	237	235	0.00%	0.85%
Additional paid in capital	311,978	308,723	305,179	1.05%	2.23%
Retained earnings	330,444	320,226	293,560	3.19%	12.56%
Accumulated other comprehensive loss, net of tax	(2,132)	(2,004)	(7,434)	6.39%	-71.32%
Total stockholders' equity	640,527	627,182	591,540	2.13%	8.28%
Total liabilities and stockholders' equity	$6,364,912	$6,384,428	$6,099,234	-0.31%	4.36%

CONSOLIDATED STATEMENTS OF INCOME	Three Months Ended
(Unaudited dollars in thousands)				% Change	% Change
	December 31,	September 30,	December 31,	Dec 2014 vs.	Dec 2014 vs.
	2014	2014	2013	Sept 2014	Dec 2013

Interest income
Interest on fed funds sold and short term investments	$76	$96	$65	-20.83%	16.92%
Interest and dividends on securities	4,741	4,599	4,362	3.09%	8.69%
Interest on loans	49,911	49,514	48,032	0.80%	3.91%
Interest on loans held for sale	99	159	112	-37.74%	-11.61%
Total interest income	54,827	54,368	52,571	0.84%	4.29%
Interest expense
Interest on deposits	2,725	2,735	2,766	-0.37%	-1.48%
Interest on borrowed funds	2,282	2,070	2,900	10.24%	-21.31%
Total interest expense	5,007	4,805	5,666	4.20%	-11.63%
Net interest income	49,820	49,563	46,905	0.52%	6.21%
Less - provision for loan losses	1,750	1,901	3,150	-7.94%	-44.44%
Net interest income after provision for loan losses	48,070	47,662	43,755	0.86%	9.86%
Noninterest income
Deposit account fees	4,587	4,656	4,776	-1.48%	-3.96%
Interchange and ATM fees	3,303	3,375	2,949	-2.13%	12.00%
Investment management	4,887	5,016	4,416	-2.57%	10.67%
Mortgage banking income	1,004	1,015	941	-1.08%	6.70%
Increase in cash surrender value of life insurance policies	911	774	904	17.70%	0.77%
Gain on life insurance benefits	-	-	227	n/a	-100.00%
Loan level derivative income	1,026	381	760	169.29%	35.00%
Other noninterest income	2,755	1,881	2,491	46.46%	10.60%
Total noninterest income	18,473	17,098	17,464	8.04%	5.78%
Noninterest expense
Salaries and employee benefits	24,471	23,651	22,931	3.47%	6.72%
Occupancy and equipment	5,347	5,027	4,908	6.37%	8.94%
Data processing and facilities management	1,156	1,178	1,183	-1.87%	-2.28%
FDIC assessment	942	957	926	-1.57%	1.73%
Merger and acquisition	586	677	6,219	-13.44%	-90.58%
Other noninterest expense	11,862	11,117	11,678	6.70%	1.58%
Total noninterest expense	44,364	42,607	47,845	4.12%	-7.28%
Income before income taxes	22,179	22,153	13,374	0.12%	65.84%
Provision for income taxes	6,201	6,415	2,786	-3.34%	122.58%
Net income	$15,978	$15,738	$10,588	1.52%	50.91%

Basic earnings per share	$0.67	$0.66	$0.45	1.52%	48.89%
Diluted earnings per share	$0.66	$0.66	$0.45	0.00%	46.67%
Basic average shares	23,968,320	23,911,678	23,383,608
Diluted average shares	24,055,132	24,002,363	23,481,053

Performance ratios
Net interest margin (FTE)	3.42%	3.42%	3.45%
Return on average assets	0.99%	0.99%	0.70%
Return on average common equity	9.93%	9.97%	7.29%

Reconciliation table - non-GAAP financial information
Net income	$15,978	$15,738	$10,588	1.52%	50.91%
Noninterest income components
Less - gain on sale of nonequity securities, net of tax	(72)	-	(153)
Less - gain on life insurance benefits (tax exempt)	-	-	(227)
Noninterest expense components
Add - loss on sale of nonequity securities	13	-	-
Add - merger & acquisition expenses, net of tax	404	400	4,033
Add - impairment on acquired facilities, net of tax	-	12	-
Other components:
Add - Adjustment for tax effect of previously incurred merger and acquisition expenses	235	-	-
Net operating earnings	$16,558	$16,150	$14,241	2.52%	16.27%

Diluted earnings per share, on an operating basis	$0.69	$0.67	$0.61	2.99%	13.11%

CONSOLIDATED STATEMENTS OF INCOME
	Twelve Months Ended		% Change
	December 31,	December 31,	Dec 2014 vs.
	2014	2013	Dec 2013

Interest income
Interest on fed funds sold and short term investments	$279	$200	39.50%
Interest and dividends on securities	18,754	15,192	23.45%
Interest on loans	197,021	189,748	3.83%
Interest on loans held for sale	405	774	-47.67%
Total interest income	216,459	205,914	5.12%
Interest expense
Interest on deposits	11,039	10,624	3.91%
Interest on borrowed funds	9,378	12,712	-26.23%
Total interest expense	20,417	23,336	-12.51%
Net interest income	196,042	182,578	7.37%
Less - provision for loan losses	10,403	10,200	1.99%
Net interest income after provision for loan losses	185,639	172,378	7.69%
Noninterest income
Deposit account fees	18,065	17,940	0.70%
Interchange and ATM fees	12,975	10,883	19.22%
Investment management	19,642	16,832	16.69%
Mortgage banking income	3,384	6,734	-49.75%
Increase in cash surrender value of life insurance policies	3,128	3,229	-3.13%
Gain on life insurance benefits	1,964	227	765.34%
Loan level derivative income	2,477	3,439	-27.97%
Gain on extinguishment of debt	-	763	-100.00%
Other noninterest income	8,308	7,962	4.35%
Total noninterest income	69,943	68,009	2.84%
Noninterest expense
Salaries and employee benefits	94,044	89,894	4.62%
Occupancy and equipment expenses	21,820	19,650	11.04%
Data processing and facilities management	4,765	4,748	0.36%
FDIC assessment	3,770	3,579	5.34%
Merger and acquisition expenses	1,339	8,685	-84.58%
Loss on termination of derivatives	1,122	-	100.00%
Other noninterest expense	44,978	47,093	-4.49%
Total noninterest expense	171,838	173,649	-1.04%
Income before income taxes	83,744	66,738	25.48%
Provision for income taxes	23,899	16,484	44.98%
Net income	$59,845	$50,254	19.09%

Basic earnings per share	$2.50	$2.18	14.68%
Diluted earnings per share	$2.49	$2.18	14.22%
Basic average shares	23,899,562	23,011,814
Diluted average shares	23,993,377	23,088,578

Performance ratios
Net interest margin (FTE)	3.45%	3.51%
Return on average assets	0.95%	0.87%
Return on average common equity	9.66%	9.09%

Reconciliation table - non-GAAP financial information
Net income	$59,845	$50,254	19.09%
Noninterest income components
Less - gain on sale of nonequity securities, net of tax	(72)	(153)
Less - gain on life insurance benefits, tax exempt	(1,964)	(227)
Less - gain on extinguishment of debt, net of tax	-	(451)
Noninterest expense components
Add - loss on termination of derivatives, net of tax	663	-
Add - severance, net of tax	-	192
Add - loss on sale of securities	13	-
Add - merger & acquisition expenses, net of tax	1,105	5,564
Add - impairment on acquired facilities, net of tax	310	-
Net operating earnings	$59,900	$55,179	8.56%

Diluted earnings per share, on an operating basis	$2.50	$2.39	4.60%

Reconciliation table - non-GAAP financial information
(Unaudited dollars in thousands)	Three Months Ended					Twelve Months Ended
				% Change				% Change
	December 31,	September 30,	December 31,	Dec 2014 vs.	Dec 2014 vs.	December 31,	December 31,	Dec 2014 vs.
	2014	2014	2013	Sept 2014	Dec 2013	2014	2013	Dec 2013

Noninterest income GAAP	$18,473	$17,098	$17,464	8.04%	5.78%	$69,943	$68,009	2.84%
Less - net gain on sale of nonequity securities	(121)	-	(258)	100.00%	-53.10%	(121)	(258)	-53.10%
Less - gain on life insurance benefits	-	-	(227)	n/a	-100.00%	(1,964)	(227)	765.34%
Less - gain on extinguishment of debt	-	-	-	n/a	n/a	-	(763)	-100.00%
Total noninterest income as adjusted	$18,352	$17,098	$16,979	7.33%	8.09%	$67,858	$66,761	1.64%

Noninterest expense GAAP	$44,364	$42,607	$47,845	4.12%	-7.28%	$171,838	$173,649	-1.04%
Less - loss on termination of derivatives	-	-	-	n/a	n/a	(1,122)	-	100.00%
Less - loss on sale of nonequity securities	(21)	-	-	100.00%	100.00%	(21)	-	100.00%
Less - severance	-	-	-	n/a	n/a	-	(325)	-100.00%
Less - merger and acquisition expenses	(586)	(677)	(6,219)	-13.44%	-90.58%	(1,339)	(8,685)	-84.58%
Less - impairment on acquired facilities	-	(21)	-	-100.00%	n/a	(524)	-	100.00%
Total noninterest expense as adjusted	$43,757	$41,909	$41,626	4.41%	5.12%	$168,832	$164,639	2.55%

Asset quality	Nonperforming Assets			Net Charge-Offs			Net Charge-Offs
	At			For the Three Months Ended			For the Twelve Months Ended
	December 31,	September 30,	December 31,	December 31,	September 30,	December 31,	December 31,	December 31,
	2014	2014	2013	2014	2014	2013	2014	2013

Nonperforming loans
Commercial & industrial loans	$2,822	$2,321	$4,178	$91	$498	$83	$1,635	$2,411
Commercial real estate loans	7,590	6,512	11,834	1,099	634	2,567	5,050	3,589
Small business loans	246	278	633	29	44	112	330	494
Residential real estate loans	8,803	9,305	10,791	117	21	113	402	479
Home equity	8,038	7,672	7,068	154	93	354	501	1,235
Other consumer	13	31	155	165	144	244	624	587
Total nonperforming loans / total net charge-offs	$27,512	$26,119	$34,659	$1,655	$1,434	$3,473	$8,542	$8,795
Nonaccrual securities	3,640	2,806	1,541
Other assets in possession	-	30	167
Other real estate owned	7,742	9,602	7,466
Total nonperforming assets	$38,894	$38,557	$43,833

Nonperforming loans/gross loans	0.55%	0.53%	0.73%
Nonperforming assets/total assets	0.61%	0.60%	0.72%
Allowance for loan losses/nonperforming loans	200.28%	210.59%	153.61%
Gross loans/total deposits	95.40%	93.31%	94.62%
Allowance for loan losses/total loans	1.11%	1.11%	1.13%

Net charge-offs to average loans (quarter annualized)				0.13%	0.12%	0.30%
Net charge-offs to average loans (year-to-date)							0.18%	0.19%

	Three Months Ended
	December 31,	September 30,	December 31,
Nonperforming assets reconciliation	2014	2014	2013
Nonperforming assets beginning balance	$38,557	$39,661	$48,879
New to Nonperforming	9,287	4,972	12,275
Loans charged-off	(2,325)	(1,906)	(4,097)
Loans paid-off	(4,119)	(1,833)	(7,073)
Loans transferred to other real estate owned/other assets	(209)	(783)	(523)
Loans restored to performing status	(1,230)	(1,705)	(3,251)
New to other real estate owned	209	783	523
Sale of other real estate owned	(3,206)	(1,480)	419
Capital improvements to other real estate owned	1,483	896	(2,386)
Other	447	(48)	(933)
Nonperforming assets ending balance	$38,894	$38,557	$43,833

	Troubled Debt Restructurings
	At
	December 31,	September 30,	December 31,
	2014	2014	2013
Troubled debt restructurings on accrual status	$38,382	$40,140	$38,410
Troubled debt restructurings on nonaccrual status	5,248	5,709	7,454
Total troubled debt restructurings	$43,630	$45,849	$45,864

	December 31,	September 30,	December 31,
Financial ratios	2014	2014	2013
Book value per common share	$26.69	$26.23	$24.85
Tangible book value per share	$19.18	$18.66	$17.18
Tangible common capital/tangible assets	7.44%	7.19%	6.91%

Capital adequacy
Tier one leverage capital ratio (1)	8.84%	8.75%	8.64%
(1) Estimated number for December 31, 2014.

INDEPENDENT BANK CORP. SUPPLEMENTAL FINANCIAL INFORMATION

(Unaudited - dollars in thousands)	Three Months Ended
	December 31, 2014			September 30, 2014			December 31, 2013
		Interest			Interest			Interest
	Average	Earned/	Yield/	Average	Earned/	Yield/	Average	Earned/	Yield/
	Balance	Paid	Rate	Balance	Paid	Rate	Balance	Paid	Rate

Interest-earning assets
Interest-earning deposits with banks, federal funds sold, and short term investments	$120,647	$76	0.25%	$153,314	$96	0.25%	$104,749	$65	0.25%
Securities
Taxable investment securities	726,417	4,708	2.57%	704,021	4,563	2.57%	646,708	4,339	2.66%
Nontaxable investment securities (1)	5,670	51	3.57%	5,861	55	3.72%	3,394	35	4.09%
Total securities	732,088	4,759	2.58%	709,882	4,618	2.58%	650,102	4,374	2.67%
Loans held for sale	11,972	99	3.28%	16,812	159	3.75%	12,553	112	3.54%
Loans
Commercial and industrial	845,113	8,207	3.85%	842,672	8,150	3.84%	770,729	7,707	3.97%
Commercial real estate (1)	2,358,236	24,689	4.15%	2,302,181	24,252	4.18%	2,231,793	24,386	4.34%
Commercial construction	259,218	2,895	4.43%	266,534	2,824	4.20%	221,010	2,335	4.19%
Small business	82,417	1,143	5.50%	80,114	1,133	5.61%	75,607	1,072	5.63%
Total commercial	3,544,984	36,934	4.13%	3,491,501	36,359	4.13%	3,299,139	35,500	4.27%
Residential real estate	534,527	5,465	4.06%	537,669	5,511	4.07%	518,742	4,973	3.80%
Home equity	859,994	7,507	3.46%	847,365	7,459	3.49%	813,466	7,321	3.57%
Total consumer real estate	1,394,521	12,972	3.69%	1,385,034	12,970	3.72%	1,332,208	12,294	3.66%
Other consumer	16,534	387	9.29%	17,139	412	9.54%	20,177	479	9.42%
Total loans	4,956,039	50,293	4.03%	4,893,674	49,741	4.03%	4,651,524	48,273	4.12%
Total interest-earning assets	$5,820,745	$55,227	3.76%	$5,773,682	$54,614	3.75%	$5,418,928	$52,824	3.87%
Cash and due from banks	120,228			78,375			165,667
Federal Home Loan Bank stock	33,233			34,576			39,300
Other assets	435,254			426,661			393,365
Total assets	$6,409,460			$6,313,294			$6,017,260
Interest-bearing liabilities
Deposits
Savings and interest checking accounts	$2,129,340	$871	0.16%	$2,067,132	$895	0.17%	$1,883,026	$915	0.19%
Money market	1,010,401	653	0.26%	1,027,830	608	0.23%	917,744	582	0.25%
Time deposits	658,533	1,201	0.72%	686,195	1,232	0.71%	718,432	1,269	0.70%
Total interest-bearing deposits	$3,798,274	$2,725	0.28%	$3,781,157	$2,735	0.29%	$3,519,202	$2,766	0.31%
Borrowings
Federal Home Loan Bank borrowings	$60,974	$456	2.97%	$60,151	$462	3.05%	$179,743	$1,258	2.78%
Customer repurchase agreements and other short-term borrowings	156,041	52	0.13%	146,804	49	0.13%	160,415	72	0.18%
Wholesale repurchase agreements	50,000	292	2.32%	50,000	292	2.32%	50,000	292	2.32%
Junior subordinated debentures	73,712	1,012	5.45%	73,771	1,010	5.43%	73,933	1,019	5.47%
Subordinated debentures	47,120	470	3.96%	30,000	257	3.40%	30,000	259	3.43%
Total borrowings	$387,847	$2,282	2.33%	$360,726	$2,070	2.28%	$494,091	$2,900	2.33%
Total interest-bearing liabilities	$4,186,121	$5,007	0.47%	$4,141,883	$4,805	0.46%	$4,013,293	$5,666	0.56%
Demand deposits	1,493,464			1,459,105			1,353,155
Other liabilities	91,726			86,052			74,660
Total liabilities	$5,771,311			$5,687,040			$5,441,108
Stockholders' equity	638,149			626,254			576,152
Total liabilities and stockholders' equity	$6,409,460			$6,313,294			$6,017,260

Net interest income		$50,220			$49,809			$47,158

Interest rate spread (2)			3.29%			3.29%			3.31%

Net interest margin (3)			3.42%			3.42%			3.45%

Supplemental Information
Total deposits, including demand deposits	$5,291,738	$2,725		$5,240,262	$2,735		$4,872,357	$2,766
Cost of total deposits			0.20%			0.21%			0.23%
Total funding liabilities, including demand deposits	$5,679,585	$5,007		$5,600,988	$4,805		$5,366,448	$5,666
Cost of total funding liabilities			0.35%			0.34%			0.42%

(1) The total amount of adjustment to present interest income and yield on a fully tax-equivalent basis is $400,000, $246,000, and $253,000 for the three months ended December 31, 2014, September 30, 2014, and December 31, 2013, respectively.
(2) Interest rate spread represents the difference between the weighted average yield on interest-earning assets and the weighted average cost of interest-bearing liabilities.
(3) Net interest margin represents annualized net interest income as a percentage of average interest-earning assets.

	Twelve Months Ended
	December 31, 2014			December 31, 2013
		Interest			Interest
	Average	Earned/	Yield/	Average	Earned/	Yield/
	Balance	Paid	Rate	Balance	Paid	Rate

Interest-earning assets
Interest earning deposits with banks, federal funds sold, and short term investments	$111,764	$279	0.25%	$80,349	$200	0.25%
Securities
Taxable investment securities	713,969	18,610	2.61%	566,764	15,137	2.67%
Nontaxable investment securities (1)	5,944	233	3.92%	1,523	88	5.78%
Total securities	719,913	18,843	2.62%	568,287	15,225	2.68%
Loans held for sale	11,125	405	3.64%	27,693	774	2.79%
Loans
Commercial and industrial	837,618	32,442	3.87%	736,814	29,241	3.97%
Commercial real estate (1)	2,306,901	97,971	4.25%	2,166,073	96,165	4.44%
Commercial construction	249,389	10,682	4.28%	218,894	9,066	4.14%
Small business	79,736	4,431	5.56%	76,700	4,272	5.57%
Total commercial	3,473,644	145,526	4.19%	3,198,481	138,744	4.34%
Residential real estate	538,171	21,462	3.99%	534,696	21,179	3.96%
Home equity	841,710	29,568	3.51%	800,646	28,712	3.59%
Total consumer real estate	1,379,881	51,030	3.70%	1,335,342	49,891	3.74%
Other consumer	17,672	1,732	9.80%	22,528	2,047	9.09%
Total loans	4,871,197	198,288	4.07%	4,556,351	190,682	4.18%
Total interest-earning assets	$5,713,999	$217,815	3.81%	$5,232,680	$206,881	3.95%
Cash and due from banks	113,394			127,171
Federal Home Loan Bank stock	36,467			39,416
Other assets	422,598			400,805
Total assets	$6,286,458			$5,800,072
Interest-bearing liabilities
Deposits
Savings and interest checking accounts	$2,087,973	$3,573	0.17%	$1,735,211	$3,107	0.18%
Money market	972,664	2,487	0.26%	887,936	2,271	0.26%
Time deposits	698,070	4,979	0.71%	724,644	5,246	0.72%
Total interest-bearing deposits	$3,758,707	$11,039	0.29%	$3,347,791	$10,624	0.32%
Borrowings
Federal Home Loan Bank borrowings	$100,631	$2,784	2.77%	$245,392	$5,446	2.22%
Customer repurchase agreements and other short-term borrowings	144,358	200	0.14%	150,286	276	0.18%
Wholesale repurchase agreements	50,000	1,158	2.32%	50,000	1,158	2.32%
Junior subordinated debentures	73,797	4,008	5.43%	74,017	4,049	5.47%
Subordinated debentures	34,315	1,228	3.58%	30,000	1,783	5.94%
Total borrowings	$403,101	$9,378	2.33%	$549,695	$12,712	2.31%
Total interest-bearing liabilities	$4,161,808	$20,417	0.49%	$3,897,486	$23,336	0.60%
Demand deposits	1,422,510			1,271,616
Other liabilities	82,310			78,392
Total liabilities	$5,666,628			$5,247,494
Stockholders' equity	619,830			552,578
Total liabilities and stockholders' equity	$6,286,458			$5,800,072

Net interest income		$197,398			$183,545

Interest rate spread (2)			3.32%			3.35%

Net interest margin (3)			3.45%			3.51%

Supplemental Information
Total deposits, including demand deposits	$5,181,217	$11,039		$4,619,407	$10,624
Cost of total deposits			0.21%			0.23%
Total funding liabilities, including demand deposits	$5,584,318	$20,417		$5,169,102	$23,336
Cost of total funding liabilities			0.37%			0.45%

(1) The total amount of adjustment to present interest income and yield on a fully tax-equivalent basis is $1.4 million and $967,000 for the twelve months ended December 31, 2014 and 2013, respectively.
(2) Interest rate spread represents the difference between the weighted average yield on interest-earning assets and the weighted average cost of interest-bearing liabilities.
(3) Net interest margin represents annualized net interest income as a percentage of average interest-earning assets.

Certain amounts in prior year financial statement have been reclassified to conform to the current year's presentation.

CONTACT:
Independent Bank Corp.
Chris Oddleifson, 781-982-6660
President and Chief Executive Officer
or
Robert Cozzone, 781-982-6723
Chief Financial Officer and Treasurer